Exhibit 10.1
Execution Version

AMENDMENT NO. 2 TO
AMENDED AND RESTATED AREA OF MUTUAL INTEREST
AND MIDSTREAM EXCLUSIVITY AGREEMENT
This Amendment No. 2 to Amended and Restated Area of Mutual Interest and Midstream Exclusivity Agreement, dated as of May 31, 2016 (this “Amendment”), is entered into by and among PennTex NLA Holdings, LLC, a Delaware limited liability company (“PTX”), MRD WHR LA Midstream LLC, a Delaware limited liability company (“MRD”), MRD Operating LLC, a Delaware limited liability company (“MRD Operating”), and PennTex North Louisiana, LLC, a Delaware limited liability company (“JV”). PTX, MRD, MRD Operating and JV are each referred to herein as a “Party,” and collectively as the “Parties.”
WHEREAS, the Parties entered into that certain Amended and Restated Area of Mutual Interest and Midstream Exclusivity Agreement, dated as of April 14, 2015 (as amended by that certain Amendment No. 1 to Amended and Restated Area of Mutual Interest and Midstream Exclusivity Agreement, dated as of May 20, 2015, the “Agreement”), in order to (1) establish an area of mutual interest covering the lands lying within the AMI and (ii) grant certain exclusivity rights to provide Midstream Services for Hydrocarbons produced by MRD Operating from AMI Interests;
WHEREAS, MRD Operating and Stephens Production Company (“Assignee”) will enter into an Exploration and Participation Agreement (the “Participation Agreement”) pursuant to which MRD Operating will assign certain AMI Interests located in the Clay field, Jackson Parish, Louisiana, to Assignee and Assignee will assign certain oil and gas interests located in Jackson Parish, Louisiana to MRD Operating; and
WHEREAS, MRD Operating and Assignee will enter into a Farmout Agreement (the “Farmout Agreement”) pursuant to which MRD Operating will assign certain AMI Interests located in the Cartwright field, Jackson Parish, Louisiana, to Assignee; and
WHEREAS, the Parties desire to amend the Agreement in accordance with Section II.F(xiv) thereof to (i) remove and release the AMI Interests that will be assigned to Assignee within the geographical areas described in the Participation Agreement and the Farmout Agreement from the AMI dedication and exclusivity obligations contained in the Agreement, (ii) to include the oil and gas interests that will be assigned to MRD Operating within the AMI dedication and exclusivity obligations contained in the Agreement; and (iii) to remove MRD WHR LA Midstream LLC as a Party to the Agreement.
NOW THEREFORE, in consideration of the premises and mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE 1
DEFINITIONS
1.1    Definitions. Capitalized terms used herein but not defined shall have the meanings ascribed to them in the Agreement. As used in this Amendment:
“Amendment Condition” means (i) the Released Interests have been assigned to Assignee, or to an affiliate of Assignee pursuant to the terms of the Participation Agreement and the Farmout Agreement, (ii) the MRD Acquired Interests have been assigned to MRD Operating under the Participation Agreement, and (iii) the difference between the net mineral acres comprising the Released Interests that are located with the Clay AMI and the net mineral acres comprising the MRD Acquired Interests that are located within the Clay AMI is no more than 800 acres.
“Clay AMI” means the area located within the boundaries of the red square depicted on page one (1) of Exhibit B attached hereto and labeled as the “Clay Area Acreage.”
ARTICLE 2
AMENDMENT
2.1    Released/Additional Acreage, AMI Interests and Hydrocarbons. Attached hereto (i) as Exhibit A is a list and description of the oil and gas leases in which MRD Operating intends to convey an ownership interest to Assignee pursuant to the Participation Agreement, and the Farmout Agreement (such interests to be assigned to Assignee are referred to herein as the “Released Interests”); (ii) as Exhibit B are plats showing the lands on which the Released Interests are located in the Clay and Cartwright fields; and (iii) as Exhibit C is a list and description of the oil and gas leases in which Assignee intends to convey an ownership interest to MRD Operating pursuant to the Participation Agreement (such interests to be assigned to MRD Operating are referred to herein as the “MRD Acquired Interests”). Upon satisfaction of the Amendment Condition (a) the Released Interests (and the Hydrocarbons produced therefrom) are hereby removed from the dedication and exclusivity obligations of the Agreement, and (b) the MRD Acquired Interests (and the Hydrocarbons produced therefrom) are hereby included within the AMI Interests. Contemporaneously with the conveyance of the Released Interests to Assignee (or an affiliate of Assignee) pursuant to the Participation Agreement and the Farmout Agreement, the Released Interests (and the Hydrocarbons produced therefrom) will not be subject to the Agreement and will no longer be deemed AMI Interests, and contemporaneously with the conveyance of the MRD Acquired Interests to MRD Operating pursuant to the Participation Agreement, the MRD Assigned Interests (and the Hydrocarbons produced therefrom) will be subject to the dedication and exclusivity obligations of the Agreement and will be deemed AMI Interests.
2.2    Release. The Parties further agree that, effective as of the release of the Released Interests, each Party is hereby fully released from any and all obligations and liabilities arising from or related to the Agreement, insofar and only insofar as such obligations and liabilities directly relate to the Released Interests.
2.3    Removal of MRD WHR LA Midstream LLC from Agreement. MRD WHR LA Midstream LLC hereby consents to be, and hereby is, removed as a party to the Agreement and all references and other provisions of the Agreement pertaining to MRD WHR LA Midstream LLC, including any reference to MRD WHR LA Midstream LLC in its capacity as a “Party” or the “Parties,” shall be deemed to be terminated as of the effective date of this Amendment.
ARTICLE 3
GENERAL PROVISIONS
3.1    Governing Law. This Amendment shall be governed, interpreted and construed in accordance with the laws of the State of Texas without regard to the conflicts of laws provisions thereof.
3.2    Counterparts. This Amendment may be executed in any number of counterparts and by the Parties in separate counterparts, with the same effect as if all Parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument. A facsimile or electronic transmission of a scanned, executed counterpart of this Amendment shall be sufficient to bind a Party to the same extent as an original.

3.3    Integration with Agreement. This Amendment shall be and hereby is incorporated into and forms a part of the Agreement. Except as expressly provided herein, all terms and conditions of the Agreement shall remain in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the Parties has duly executed this Amendment as of the date first written above.

PennTex NLA Holdings, LLC

By:     /s/Robert O. Bond
Name:    Robert O. Bond
Title:    President and COO

MRD WHR LA Midstream LLC

By:     /s/ Kyle N. Roane
Name:    Kyle N. Roane
Title:    Manager

MRD Operating LLC

By: Memorial Resource Development Corp., its sole member

By:     /s/ Kyle N. Roane
Name:    Kyle N. Roane
Title:    Senior Vice President

PennTex North Louisiana, LLC

By:     /s/ Robert O. Bond
Name:    Robert O. Bond
Title:    President and COO

Signature Page to Amendment No. 2 to Amended and Restated Area of Mutual Interest
and Midstream Exclusivity Agreement

EXHIBIT “A”
Released Interests
(Clay and Cartwright Fields)

[Available upon request.]

EXHIBIT "B"
Plat of Released Acreage
(Clay and Cartwright Fields)

[Available upon request.]

EXHIBIT "C"
MRD Acquired Interests
(Clay Field)

[Available upon request.]